Exhibit 99.1

Concho Resources Inc. Reports First-Quarter 2020 Results; Updates 2020 Outlook

Delivers Strong Results for First-Quarter 2020
Further Reducing 2020 Capital Plans, Reinforcing Strong Financial Position
Midland, Texas, April 30, 2020 - Concho Resources Inc. (NYSE: CXO) today reported financial and operating results for first-quarter 2020.
First-Quarter 2020 Highlights

•	Delivered oil production volumes of 209 MBopd, exceeding the high end of the Company’s guidance range.

•
Generated cash flow from operating activities of $836 million. Operating cash flow before working capital changes (non-GAAP) was $744 million, exceeding capital expenditures of $556 million and resulting in $188 million of free cash flow (non-GAAP).

•
Included in the Company’s first-quarter 2020 results are $12.6 billion in impairment charges related to the substantial weakness in commodity prices. As such, the Company reported a net loss of $9.3 billion, or $47.49 per share.

•	Adjusted net income (non-GAAP) totaled $142 million, or $0.72 per share.

•	Generated $784 million of adjusted EBITDAX (non-GAAP).

•	Returned capital to shareholders through the Company’s common dividend of $0.20 per share, up 60% year over year, and $100 million of share repurchases.
2020 Outlook Update

•	Further reducing planned capital expenditures to $1.6 billion, representing a 40% decrease from the Company’s initial capital spending expectations for the year.

•	Targeting $100 million in operating and G&A cost reductions.

•
The Company expects production to remain relatively consistent with 2019 divestiture-adjusted production volumes. The Company’s production outlook includes current voluntary curtailments, but does not include any potential future curtailments.

See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.
Tim Leach, Chairman and Chief Executive Officer, commented, “This is an extremely challenging environment, but our first priority is the safety and well-being of our employees, business partners and communities. Due to the hard work and dedication of our team, we delivered strong operational and financial results for the first quarter. The operating environment has changed considerably since our last update, and we expect a sustained period of low commodity prices. We are managing through the volatility and uncertainty from a position of strength, which we are focused on maintaining by aligning our operations with current market realities. We are further reducing capital spending in 2020 and targeting $100 million in operating cost reductions. We

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expect these actions will improve our capital efficiency and better position Concho to deliver value over the long term.”
First-Quarter 2020 Summary
First-quarter 2020 oil production volumes totaled 209 thousand barrels per day (MBopd), compared with 210 MBopd produced in the same period a year ago. Natural gas production for first-quarter 2020 totaled 699 million cubic feet per day (MMcfpd). The Company’s total production for first-quarter 2020 was 326 thousand barrels of oil equivalent per day (MBoepd), compared with 328 MBoepd produced in the same period a year ago.
Concho’s average realized price for oil and natural gas for first-quarter 2020, excluding the effect of commodity derivatives, was $45.85 per Bbl and $0.79 per Mcf, respectively.
Net loss for first-quarter 2020 was $9.3 billion, or $47.49 per share. Special items impacting earnings for the quarter included non-cash impairment charges primarily related to the Company’s proved and unproved oil and natural gas assets and goodwill. These impairment charges are due to the substantial weakness in equity markets due to the COVID-19 pandemic and the substantial decline in commodity prices. Excluding these and other special items, adjusted net income (non-GAAP) for first-quarter 2020 was $142 million, or $0.72 per share.
Continued Cost Performance; Further Improving Cost Structure in 2020
For first-quarter 2020, controllable costs totaled $8.68 per Boe, representing an 11% decrease year over year and below the Company’s full-year 2020 controllable cost target of $9.00 per Boe. Controllable costs include production expenses (consisting of lease operating and workover expenses), cash general and administrative (G&A) expenses (which excludes non-cash stock-based compensation) and interest expense.
Concho will continue focusing on improving its operating cost structure and is targeting $100 million in reductions across production expenses and cash G&A in 2020. These reductions would enable the Company to hold controllable costs below $9.00 per Boe despite current expectations for production volumes that are lower than previously contemplated under the Company’s initial 2020 outlook.
Generated Strong Cash Flow
For first-quarter 2020, cash flow from operating activities was $836 million, including $92 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $744 million, exceeding first-quarter capital expenditures of $556 million. Capital expenditures refers to the Company’s additions to oil and natural gas properties on the Company’s consolidated statements of cash flows.
During January 2020, the Company repurchased approximately 1.1 million shares for $100 million. Since initiating the repurchase program in fourth-quarter 2019, the Company has repurchased approximately 4.4 million shares for $350 million, which represents approximately 40% of the proceeds from the Company’s New Mexico Shelf sale.

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Significant Financial Flexibility
Concho maintains a strong financial position with investment-grade credit ratings and substantial liquidity. At March 31, 2020, Concho had long-term debt of $4 billion, with no outstanding debt maturities until January 2025 and no debt outstanding under its credit facility. Additionally, at March 31, 2020, the Company had cash of $165 million and approximately $2.2 billion of liquidity.
Hedge Position Mitigates Cash Flow Volatility
The Company’s commodity derivatives strategy mitigates Concho’s exposure to commodity price fluctuations. For the remainder of 2020, Concho has crude oil swap contracts covering approximately 138 MBopd and 25 MBopd at weighted average prices of $54 per Bbl WTI and $54 per Bbl Brent, respectively. Additionally, the Company has approximately 140 MBopd of Midland-Cushing oil basis swaps at a weighted average price of $(0.64) per Bbl, which mitigates exposure to field-level pricing weakness. At March 31, 2020, Concho had a net derivative asset of approximately $1.5 billion.
Please see the table under “Derivatives Information” below for detailed information about Concho’s current derivatives positions.
Further Reducing 2020 Capital Program
Concho continues to prudently and dynamically manage its capital program in response to challenging macroeconomic conditions, the severe decline in commodity prices and reduced demand for oil and natural gas. The Company is further reducing 2020 capital expenditures to approximately $1.6 billion, which represents a 40% decrease from the Company’s initial 2020 capital guidance. For the remainder of 2020, Concho expects to average approximately 8 rigs and complete approximately 110 to 130 gross operated wells. This level of investment under current market conditions:

•	Reinforces one of the sector’s strongest balance sheets;

•	Generates substantial free cash flow in 2020;

•	Maintains the Company’s commitment to returning capital to shareholders; and

•	Preserves the Company’s operational capacity and development opportunities, which the Company can execute in a more conducive investment environment.
The Company expects full-year 2020 oil production to be approximately flat with 2019 divestiture-adjusted oil production volumes of 197 MBopd. The Company’s production guidance reflects voluntarily curtailed volumes, which are primarily associated with low-margin vertical wells. However, Concho’s production guidance does not reflect incremental curtailments that may arise as a result of further deteriorating crude oil supply and demand fundamentals or economic conditions, including field-level commodity prices. Additionally, given the unique and challenging operating environment, the Company is withholding detailed quarterly and annual guidance.

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First-Quarter 2020 Conference Call
Concho will host a conference call tomorrow, May 1, 2020, at 8:00 AM CT (9:00 AM ET) to discuss first-quarter 2020 results. The telephone number and passcode to access the conference call are provided below:
Dial-in: (844) 263-8298
Intl. dial-in: (478) 219-0007
Participant Passcode: 7526676
To access the live webcast and view the related earnings presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.
About Concho Resources
Concho Resources (NYSE: CXO) is one of the largest unconventional shale producers in the Permian Basin, with operations focused on safely and efficiently developing and producing oil and natural gas resources. We are working today to deliver a better tomorrow for our shareholders, people and communities. For more information about Concho, visit www.concho.com.
Forward-Looking Statements and Cautionary Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “enable,” “strategy,” “intend," “positioned,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal,” "target" or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, current plans, anticipated future developments, expected financings, the impact of the COVID-19 pandemic and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors and other information discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly

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difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Information on Concho’s website is not part of this press release.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, adjusted EBITDAX, operating cash flow before working capital changes and free cash flow.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.
INVESTOR RELATIONS
Megan P. Hays
Vice President of Investor Relations & Public Affairs
432.685.2533

MEDIA
Mary T. Starnes
Manager of Public Affairs & Corporate Responsibility Strategy
432.221.0477

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Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

(in millions, except share and per share amounts)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$165	$70
Accounts receivable, net:
Oil and natural gas	472	584
Joint operations and other	298	304
Inventory	25	30
Derivative instruments	1,241	6
Prepaid costs and other	59	61
Total current assets	2,260	1,055
Property and equipment:
Oil and natural gas properties, successful efforts method	26,644	28,785
Accumulated depletion and depreciation	(16,182)	(7,895)
Total oil and natural gas properties, net	10,462	20,890
Other property and equipment, net	449	437
Total property and equipment, net	10,911	21,327
Deferred loan costs, net	6	7
Goodwill	—	1,917
Intangible assets, net	17	17
Noncurrent derivative instruments	225	11
Other assets	195	398
Total assets	$13,614	$24,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$80	$53
Revenue payable	260	268
Accrued drilling costs	382	386
Derivative instruments	—	112
Other current liabilities	324	363
Total current liabilities	1,046	1,182
Long-term debt	3,956	3,955
Deferred income taxes	87	1,654
Noncurrent derivative instruments	—	7
Asset retirement obligations and other long-term liabilities	146	152
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 197,930,291 and 198,863,681 shares issued at March 31, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	14,526	14,608
Retained earnings (accumulated deficit)	(5,997)	3,320
Treasury stock, at cost; 1,225,682 and 1,175,026 shares at March 31, 2020 and December 31, 2019, respectively	(150)	(146)
Total stockholders’ equity	8,379	17,782
Total liabilities and stockholders’ equity	$13,614	$24,732

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Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended March 31,
(in millions, except per share amounts)	2020	2019
Operating revenues:
Oil sales	$872	$935
Natural gas sales	50	169
Total operating revenues	922	1,104
Operating costs and expenses:
Oil and natural gas production	164	174
Production and ad valorem taxes	74	86
Gathering, processing and transportation	50	26
Exploration and abandonments	2,719	47
Depreciation, depletion and amortization	524	465
Accretion of discount on asset retirement obligations	2	3
Impairments of long-lived assets	7,772	—
Impairments of goodwill	1,917	—
General and administrative (including non-cash stock-based compensation of $18 and $24 for the three months ended March 31, 2020 and 2019, respectively)	69	91
(Gain) loss on derivatives	(1,769)	1,059
(Gain) loss on disposition of assets, net	5	(1)
Transaction costs	2	—
Total operating costs and expenses	11,529	1,950
Loss from operations	(10,607)	(846)
Other income (expense):
Interest expense	(42)	(47)
Other, net	(195)	4
Total other expense	(237)	(43)
Loss before income taxes	(10,844)	(889)
Income tax benefit	1,567	194
Net loss	$(9,277)	$(695)
Earnings per share:
Basic net loss	$(47.49)	$(3.49)
Diluted net loss	$(47.49)	$(3.49)

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Concho Resources Inc.
Earnings per Share
Unaudited

The Company uses the two-class method of calculating earnings per share because certain of the Company’s unvested share-based awards qualify as participating securities.
The Company’s basic earnings (loss) per share attributable to common stockholders is computed as (i) net income (loss) as reported, (ii) less participating basic earnings (iii) divided by weighted average basic common shares outstanding. The Company’s diluted earnings (loss) per share attributable to common stockholders is computed as (i) basic earnings (loss) attributable to common stockholders, (ii) plus reallocation of participating earnings (iii) divided by weighted average diluted common shares outstanding.
The following table reconciles the Company’s loss from operations and loss attributable to common stockholders to the basic and diluted loss used to determine the Company’s loss per share amounts for the periods indicated under the two-class method:

	Three Months Ended March 31,
(in millions)	2020	2019
Net loss as reported	$(9,277)	$(695)
Participating basic earnings (a)	—	—
Basic loss attributable to common stockholders	(9,277)	(695)
Reallocation of participating earnings	—	—
Diluted loss attributable to common stockholders	$(9,277)	$(695)

(a) Unvested restricted stock awards represent participating securities because they participate in nonforfeitable dividends or distributions with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. Unvested restricted stock awards do not participate in undistributed net losses as they are not contractually obligated to do so.

The following table is a reconciliation of the basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2020	2019
Weighted average common shares outstanding:
Basic	195,326	199,148
Dilutive performance units	—	—
Diluted	195,326	199,148

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Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended March 31,
(in millions)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,277)	$(695)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	524	465
Accretion of discount on asset retirement obligations	2	3
Impairments of long-lived assets	7,772	—
Impairments of goodwill	1,917	—
Exploration and abandonments	2,713	38
Non-cash stock-based compensation expense	18	24
Deferred income taxes	(1,567)	(194)
Net (gain) loss on disposition of assets and other non-operating items	5	(1)
(Gain) loss on derivatives	(1,769)	1,059
Net settlements received from derivatives	201	—
Other	205	2
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	122	(111)
Prepaid costs and other	2	9
Inventory	5	—
Accounts payable	27	11
Revenue payable	(8)	8
Other current liabilities	(56)	5
Net cash provided by operating activities	836	623
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(556)	(918)
Changes in working capital associated with oil and natural gas property additions	(1)	33
Acquisitions of oil and natural gas properties	(20)	(5)
Additions to property, equipment and other assets	(19)	(15)
Proceeds from the disposition of assets	—	5
Direct transaction costs for asset acquisitions and dispositions	—	(2)
Net cash used in investing activities	(596)	(902)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	345	1,112
Payments on credit facility	(345)	(739)
Payment of common stock dividends	(39)	(25)
Purchases of treasury stock	(4)	(13)
Purchases of common stock under share repurchase program	(100)	—
Decrease in book overdrafts	—	(54)
Other	(2)	(2)
Net cash provided by (used in) financing activities	(145)	279
Net increase in cash and cash equivalents	95	—
Cash and cash equivalents at beginning of period	70	—
Cash and cash equivalents at end of period	$165	$—

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Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended March 31,
	2020	2019
Production and operating data:
Net production volumes:
Oil (MBbl)	19,020	18,936
Natural gas (MMcf)	63,652	63,769
Total (MBoe)	29,629	29,564

Average daily production volumes:
Oil (MBbl)	209	210
Natural gas (MMcf)	699	709
Total (MBoe)	326	328

Average prices per unit: (a)
Oil, without derivatives (Bbl)	$45.85	$49.39
Oil, with derivatives (Bbl) (b)	$54.88	$49.56
Natural gas, without derivatives (Mcf)	$0.79	$2.64
Natural gas, with derivatives (Mcf) (b)	$1.25	$2.59
Total, without derivatives (Boe)	$31.13	$37.33
Total, with derivatives (Boe) (b)	$37.91	$37.34

Operating costs and expenses per Boe: (a)
Oil and natural gas production	$5.54	$5.87
Production and ad valorem taxes	$2.51	$2.92
Gathering, processing and transportation	$1.68	$0.88
Depreciation, depletion and amortization	$17.68	$15.74
General and administrative	$2.36	$3.08

(a)	Per unit and per Boe amounts calculated using dollars and volumes rounded to thousands.

(b)	Includes the effect of net cash receipts from (payments on) derivatives:

		Three Months Ended March 31,
	(in millions)	2020	2019
	Net cash receipts from (payments on) derivatives:
	Oil derivatives	$172	$3
	Natural gas derivatives	29	(3)
	Total	$201	$—

The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in the Company's consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of the Company's commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

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Concho Resources Inc.
Operational Activity
Unaudited

The tables below provide a summary of operational activity for first-quarter 2020:
Total Activity (Gross):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	60	64	58
Midland Basin	29	35	32
Total	89	99	90

Total Activity (Gross Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	36	46	33
Midland Basin	29	35	30
Total	65	81	63

Total Activity (Net Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	27	40	27
Midland Basin	25	23	20
Total	52	63	47

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Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended March 31,
(in millions)	2020	2019
Property acquisition costs:
Proved	$7	$—
Unproved	5	4
Exploration	297	462
Development	270	464
Total costs incurred	$579	$930

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Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at April 30, 2020, for the periods indicated:

	2020
	Second Quarter	Third Quarter	Fourth Quarter	Total	2021	2022
Oil Price Swaps – WTI: (a)
Volume (MBbl)	14,559	12,634	10,781	37,974	30,657	730
Price per Bbl	$53.27	$54.10	$55.53	$54.19	$47.42	$38.68
Oil Price Swaps – Brent: (b)
Volume (MBbl)	2,031	2,415	2,477	6,923	—	—
Price per Bbl	$60.33	$52.33	$49.11	$53.52	$—	$—
Oil Basis Swaps: (c)
Volume (MBbl)	14,498	12,688	11,192	38,378	30,657	—
Price per Bbl	$(0.63)	$(0.60)	$(0.69)	$(0.64)	$0.50	$—
Natural Gas Price Swaps – Henry Hub: (d)
Volume (BBtu)	32,314	31,868	31,258	95,440	86,680	36,500
Price per MMBtu	$2.46	$2.47	$2.48	$2.47	$2.49	$2.38
Natural Gas Basis Swaps – HH/EPP: (e)
Volume (BBtu)	23,960	23,300	23,610	70,870	62,050	36,500
Price per MMBtu	$(1.07)	$(1.03)	$(1.02)	$(1.04)	$(0.75)	$(0.72)
Natural Gas Basis Swaps – HH/WAHA: (f)
Volume (BBtu)	7,280	7,970	8,280	23,530	18,250	7,300
Price per MMBtu	$(1.10)	$(1.05)	$(1.03)	$(1.06)	$(0.92)	$(0.85)

(a) These oil derivative contracts are settled based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) calendar-month average futures price.
(b) These oil derivative contracts are settled based on the Brent calendar-month average futures price.
(c) The basis differential price is between Midland – WTI and Cushing – WTI. These contracts are settled on a calendar-month basis.
(d) The natural gas derivative contracts are settled based on the NYMEX – Henry Hub last trading day futures price.
(e) The basis differential price is between NYMEX – Henry Hub and El Paso Permian.
(f) The basis differential price is between NYMEX – Henry Hub and WAHA.

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Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Loss to Adjusted Net Income and Adjusted Earnings per Share
The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings (loss) and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and special items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings (loss) or diluted earnings (loss) per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.
The following table provides a reconciliation from the GAAP measure of net loss to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended March 31,
(in millions, except per share amounts)	2020	2019
Net loss - as reported	$(9,277)	$(695)
Adjustments for certain non-cash and special items:
(Gain) loss on derivatives	(1,769)	1,059
Net cash received from derivatives	201	—
Impairments of long-lived assets	7,772	—
Impairments of goodwill	1,917	—
Unproved impairments and leasehold abandonments	2,713	30
(Gain) loss on disposition of assets and other	6	(1)
Loss on equity method investments	196	—
Tax impact (a)	(2,052)	(247)
Changes in deferred taxes and other estimates	435	(2)
Adjusted net income	$142	$144
Loss per diluted share - as reported	$(47.49)	$(3.49)
Adjustments for certain non-cash and special items per diluted share:
(Gain) loss on derivatives	(9.05)	5.31
Net cash received from derivatives	1.03	—
Impairments of long-lived assets	39.77	—
Impairments of goodwill	9.81	—
Unproved impairments and leasehold abandonments	13.89	0.16
(Gain) loss on disposition of assets and other	0.03	(0.01)
Loss on equity method investments	1.00	—
Tax impact	(10.50)	(1.24)
Changes in deferred taxes and other estimates	2.23	(0.01)
Adjusted earnings per diluted share	$0.72	$0.72
Adjusted earnings per share:
Basic earnings	$0.72	$0.72
Diluted earnings	$0.72	$0.72

(a) Estimated using statutory tax rate in effect for the period.

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Reconciliation of Net Loss to Adjusted EBITDAX
Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.
The Company defines adjusted EBITDAX as net loss, plus (1) exploration and abandonments, (2) depreciation, depletion and amortization, (3) accretion of discount on asset retirement obligations, (4) impairments of long-lived assets, (5) impairments of goodwill, (6) non-cash stock-based compensation, (7) (gain) loss on derivatives, (8) net cash received from derivatives, (9) (gain) loss on disposition of assets and other, (10) interest expense, (11) loss on equity method investments and (12) income tax benefit. Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.
The Company’s adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net loss to adjusted EBITDAX for the periods indicated:

	Three Months Ended March 31,
(in millions)	2020	2019
Net loss	$(9,277)	$(695)
Exploration and abandonments	2,719	47
Depreciation, depletion and amortization	524	465
Accretion of discount on asset retirement obligations	2	3
Impairments of long-lived assets	7,772	—
Impairments of goodwill	1,917	—
Non-cash stock-based compensation	18	24
(Gain) loss on derivatives	(1,769)	1,059
Net cash received from derivatives	201	—
(Gain) loss on disposition of assets and other	6	(1)
Interest expense	42	47
Loss on equity method investments	196	—
Income tax benefit	(1,567)	(194)
Adjusted EBITDAX	$784	$755

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Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow ("OCF") Before Working Capital Changes and to Free Cash Flow
The Company provides OCF before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities, net of acquisitions and dispositions as determined in accordance with GAAP. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. Additionally, the Company provides free cash flow, which is a non-GAAP financial measure. Free cash flow is cash flow from operating activities before changes in working capital in excess of additions to oil and natural gas properties. The Company believes that free cash flow is useful to investors as it provides a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis.
The Company previously defined free cash flow as cash flow from operating activities before changes in working capital in excess of exploration and development costs incurred. Exploration and development costs incurred include those costs that are capitalized or charged to expense such as geological and geophysical costs and capitalized asset retirement costs. The Company’s new calculation better aligns with the way its industry peers compute free cash flow and can be derived directly from line items appearing on the Company’s statement of cash flows.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes and to free cash flow:

	Three Months Ended March 31,
(in millions)	2020	2019
Net cash provided by operating activities	$836	$623
Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(122)	111
Prepaid costs and other	(2)	(9)
Inventory	(5)	—
Accounts payable	(27)	(11)
Revenue payable	8	(8)
Other current liabilities	56	(5)
Total working capital changes	(92)	78
Operating cash flow before working capital changes	$744	$701

	Three Months Ended March 31,
(in millions)	2020	2019
Operating cash flow before working capital changes	$744	$701
Additions to oil and natural gas properties	(556)	(918)
Free cash flow	$188	$(217)

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